Exhibit 16.1

May 30, 2002

Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549


Dear Sir/Madam:

We have read Item 4 subparagraphs (two), (three) and (four) included in the Form 8-dated May 30, 2002 of AutoNation, Inc. filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.

Very truly yours,

/s/ Arthur Andersen LLP

ARTHUR ANDERSEN LLP


cc:      Mr. Craig T. Monaghan
         Chief Financial Officer
         AutoNation, Inc.